SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made as of the 26th day of June, 2009

AMONG:

ARRIN BACKGROUND INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at 6968 La Jolla Blvd., Suite 208, La Jolla, CA 92037.

(“Arrin”)

AND:

SPORTWALL INTERNATIONAL, INC., a company formed pursuant to the laws of the State of Delaware and having an office for business located at 6460 Via Real. Suite 5, Carpinteria, CA 93013

(“Sportwall”)

AND:

The shareholders of Sportwall, whose aggregate holdings represent 54% of the outstanding capital stock of Sportwall, each of whom are set forth on the signature page of this Agreement

(the “Sportwall Shareholders”)

WHEREAS:

A.          The Sportwall Shareholders own 11,815,670 shares of common stock, $0.001 par value, being 54% of the presently issued and outstanding Sportwall Shares;

B.          Arrin is a reporting company whose common stock is quoted on the OTC Bulletin Board and which has been engaged in a search for potential merger candidates; and

C.          The respective Boards of Directors of Arrin and Sportwall deem it advisable and in the best interests of Arrin and Sportwall that Sportwall acquire and the Sportwall Shareholders sell 54% of the presently issued and outstanding Sportwall Shares pursuant to the terms hereof;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1     In this Agreement the following terms will have the following meanings:

(a)	“Acquisition” means the Acquisition, at the Closing, of 51% of the outstanding capital stock of Sportwall by Arrin pursuant to this Agreement;

(b)	“Acquisition Shares” means the 11,815,670 Arrin Common Shares to be issued to the Sportwall Shareholders at Closing pursuant to the terms of the Acquisition;

(c)	“Agreement” means this share exchange agreement among Arrin, Sportwall, and the Sportwall Shareholders;

(d)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(e)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived, but in any event no later than June 30, 2009;

(f)

“Arrin Accounts Payable and Liabilities” means all accounts payable and liabilities of Arrin, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Arrin as set forth in the Arrin Financial Statements;

(g)	“Arrin Accounts Receivable” means all accounts receivable and other debts owing to Arrin, on a consolidated basis, as of March 31, 2009;

(h)

“Arrin Assets” means the undertaking and all the property and assets of the Arrin Business of every kind and description wheresoever situated including, without limitation, Arrin Equipment, Arrin Inventory, Arrin Material Contracts, Arrin Accounts Receivable, Arrin Cash, Arrin Intangible Assets and Arrin Goodwill, and all credit cards, charge cards and banking cards issued to Arrin;

(i)	“Arrin Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Arrin relating to the Arrin Business;

(j)	“Arrin Business” means all aspects of any business conducted by Arrin;

(k)	“Arrin Cash” means all cash on hand or on deposit to the credit of Arrin on the Closing Date;

(l)	“Arrin Common Shares” means the shares of common stock in the capital of Arrin;

(m)	“Arrin Debt to Related Parties” means the debts owed by Arrin to any affiliate, director or officer of Arrin;

(n)	“Arrin Equipment” means all machinery, equipment, furniture, and furnishings used in the Arrin Business;

(o)

“Arrin Financial Statements” means, collectively, the audited financial statements of Arrin as of December 31, 2008 as contained in Arrin’s Form 10-K as filed with the SEC on March 12, 2009 and the unaudited financial statements of Arrin for the period ended March 31, 2009 as contained in Arrin’s Form 10-Q as filed with the SEC on May 13, 2009;

(p)

“Arrin Goodwill” means the goodwill of the Arrin Business including the right to all corporate, operating and trade names associated with the Arrin Business, or any variations of such names as part of or in connection with the Arrin Business, all books and records and other information relating to the Arrin Business, all necessary licenses and authorizations and any other rights used in connection with the Arrin Business;

(q)	“Arrin Insurance Policies” means the public liability insurance and insurance against loss or damage to the Arrin Assets and the Arrin Business;

(r)

“Arrin Intangible Assets” means all of the intangible assets of Arrin, including, without limitation, Arrin Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Arrin and its subsidiaries;

(s)	“Arrin Inventory” means all inventory and supplies of the Arrin Business as of March 31, 2009;

(t)

“Arrin Material Contracts” means the burden and benefit of and the right, title and interest of Arrin in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Arrin or its subsidiaries are entitled whereunder Arrin are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month’s notice;

(u)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as Arrin and Sportwall may mutually agree upon;

(v)

“Sportwall Accounts Payable and Liabilities” means all accounts payable and liabilities of Sportwall, due and owing or otherwise constituting a binding obligation of Sportwall (other than a Sportwall Material Contract) as set forth in the Sportwall Financial Statements;

(w)	“Sportwall Accounts Receivable” means all accounts receivable and other debts owing to Sportwall, as set forth in the Sportwall Financial Statements;

(x)

“Sportwall Assets” means the undertaking and all the property and assets of the Sportwall Business of every kind and description wheresoever situated including, without limitation, Sportwall Equipment, Sportwall Inventory, Sportwall Material Contracts, Sportwall Accounts Receivable, Sportwall Cash, Sportwall Intangible Assets and Sportwall Goodwill, and all credit cards, charge cards and banking cards issued to Sportwall;

(y)	“Sportwall Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Sportwall or relating to the Sportwall Business;

(z)	“Sportwall Business” means all aspects of the business conducted by Sportwall;

(aa)	“Sportwall Cash” means all cash on hand or on deposit to the credit of Sportwall on the Closing Date;

(bb)

“Sportwall Debt to Related Parties” means the debts owed by Sportwall and its subsidiaries to the Sportwall Shareholders or to any family member thereof, or to any affiliate, director or officer of Sportwall or the Sportwall Shareholders as set forth in the Sportwall Financial Statements;

(cc)	“Sportwall Equipment” means all machinery, equipment, furniture, and furnishings used in the Sportwall Business, including, without limitation, as set forth in the Sportwall Financial Statements;

(dd)

“Sportwall Financial Statements” means collectively, the audited financial statements of Sportwall for the two fiscal years ended June 30, 2008 and June 30, 2007, and the unaudited financial statements of Sportwall as of March 31, 2009 true copies of which are attached as Schedule “B” hereto;

(ee)

“Sportwall Goodwill” means the goodwill of the Sportwall Business together with the exclusive right of Arrin to represent itself as carrying on the Sportwall Business in succession of Sportwall subject to the terms hereof, and the right to use any words indicating that the Sportwall Business is so carried on including the right to use the name “Sportwall” or “Sportwall International” or any variation thereof as part of the name of or in connection with the Sportwall Business or any part thereof carried on or to be carried on by Sportwall, the right to all corporate, operating and trade names associated with the Sportwall Business, or any variations of such names as part of or in connection with the Sportwall Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Sportwall Business, all necessary licenses and authorizations and any other rights used in connection with the Sportwall Business;

(ff)

“Sportwall Intangible Assets” means all of the intangible assets of Sportwall, including, without limitation, Sportwall Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Sportwall and its subsidiaries;

(gg)	“Sportwall Inventory” means all inventory and supplies of the Sportwall Business;

(hh)

“Sportwall Material Contracts” means the burden and benefit of and the right, title and interest of Sportwall in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Sportwall is entitled in connection with the Sportwall Business whereunder Sportwall is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month’s notice;

(ii)

”Sportwall Related Party Debts” means the debts owed by the Sportwall Shareholders or by any family member thereof, or by any affiliate, director or officer of Sportwall or the Sportwall Shareholders, to Sportwall as described in the Sportwall Financial Statements;

(jj)	“Sportwall Shares” means all of the issued and outstanding shares of Sportwall’s equity stock;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2          The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3          Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Information concerning Arrin

          Schedule “A”          Arrin Financial Statements

Information concerning Sportwall

          Schedule “B”          Sportwall Financial Statements

Severability of Clauses

1.4          If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE ACQUISITION

Sale of Shares

2.1          The Sportwall Shareholders hereby agree to sell to Arrin the Sportwall Shares in exchange for the Acquisition Shares on the Closing Date and to transfer to Arrin on the Closing Date a 54% undivided interest in and to the Sportwall Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

Allocation of Consideration

2.2          The Acquisition Shares shall be allocated to the Sportwall Shareholders on the basis of one (1) Acquisition Share for each one Sportwall Share held by a Sportwall Shareholder.

Adherence with Applicable Securities Laws

2.2          The Sportwall Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to Arrin;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

(c)

the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities.

          The Sportwall Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF ARRIN

Representations and Warranties

3.1          Arrin hereby represents and warrants in all material respects to Sportwall and the Sportwall Shareholders, with the intent that Sportwall and the Sportwall Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Arrin - Corporate Status and Capacity

(a)

Incorporation. Arrin is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada and in good standing with the office of the Secretary of State for the State of Nevada;

(b)

Carrying on Business. Arrin conducts the business described in its filings with the Securities and Exchange Commission and does not conduct any other business. The nature of the Arrin Business does not require Arrin to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. Arrin has the corporate power, capacity and authority to own the Arrin Assets and to enter into and complete this Agreement;

(d)

Reporting Status; Listing. Arrin is required to file current reports with the Securities and Exchange Commission pursuant to section 13 of the Securities Exchange Act of 1934. At present, there is no trading market for Arrin;

Arrin - Capitalization

(e)	Authorized Capital. The authorized capital of Arrin consists of 262,500,000 shares of common stock, $0.001 par value, of which 19,485,634 Arrin Common Shares are presently issued and outstanding.

(f)

No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Arrin Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Arrin;

Arrin - Records and Financial Statements

(g)	Charter Documents. The charter documents of Arrin and its subsidiaries have not been altered since the incorporation of each, respectively, except as filed in the record books of Arrin;

(h)

Corporate Minute Books. The corporate minute books of Arrin and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Arrin which required director or shareholder approval are reflected on the corporate minute books of Arrin and its subsidiaries. Arrin is not in violation or breach of, or in default with respect to, any term of its Certificates of Incorporation (or other charter documents) or by-laws.

(i)

Arrin Financial Statements. The Arrin Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Arrin, and the sales and earnings of the Arrin Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(j)

Arrin Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Arrin which are not reflected in the Arrin Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Arrin Financial Statements, and Arrin has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation.

(k)

Arrin Accounts Receivable. All the Arrin Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Arrin, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Arrin as of March 31, 2009, December 31, 2008 and December 31, 2007, are described in Schedule “A” hereto;

(l)

No Debt to Related Parties. Arrin will not, and on the Closing will not be, indebted to any affiliate, director or officer of Arrin except accounts payable on account of bona fide business transactions of Arrin incurred in normal course of the Arrin Business, including employment agreements, none of which are more than 30 days in arrears;

(m)

No Related Party Debt to Arrin. No director or officer or affiliate of Arrin is now indebted to or under any financial obligation to Arrin or any subsidiary on any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

(n)		No Dividends. No dividends or other distributions on any shares in the capital of Arrin have been made, declared or authorized since the date of Arrin Financial Statements;

(o)

No Payments. No payments of any kind have been made or authorized since the date of the Arrin Financial Statements to or on behalf of officers, directors, shareholders or employees of Arrin or its subsidiaries or under any management agreements with Arrin or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(p)		No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Arrin;

(q)		No Adverse Events. Since the date of the Arrin Financial Statements:

(i)

there has not been any material adverse change in the consolidated financial position or condition of Arrin, its liabilities or the Arrin Assets or any damage, loss or other change in circumstances materially affecting Arrin, the Arrin Business or the Arrin Assets or Arrin’ right to carry on the Arrin Business, other than changes in the ordinary course of business,

	(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Arrin, the Arrin Business or the Arrin Assets,

(iii)

there has not been any material increase in the compensation payable or to become payable by Arrin to any of Arrin’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

	(iv)	the Arrin Business has been and continues to be carried on in the ordinary course,

	(v)	Arrin has not waived or surrendered any right of material value,

	(vi)	Arrin has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

	(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

Arrin - Income Tax Matters

(r)

Tax Returns. All tax returns and reports of Arrin required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Arrin and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(s)

Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Arrin or its subsidiaries. Arrin is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Arrin - Applicable Laws and Legal Matters

(t)

Licenses. Arrin and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Arrin Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Arrin Business;

(u)

Applicable Laws. Arrin has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Arrin Business, and Arrin is not in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Arrin Business;

(v)

Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Arrin, the Arrin Business, or any of the Arrin Assets nor does Arrin have any knowledge of any deliberate act or omission of Arrin or its subsidiaries that would form any material basis for any such action or proceeding;

(w)

No Bankruptcy. Arrin has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Arrin and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Arrin;

(x)

Labor Matters. Arrin is not a party to any collective agreement relating to the Arrin Business with any labor union or other association of employees and no part of the Arrin Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Arrin, has made any attempt in that regard;

(y)

Finder’s Fees. Arrin is not a party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(z)

Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Arrin;

(aa)		No Violation or Breach. The execution and performance of this Agreement will not:

	(i)	violate the charter documents of Arrin or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Arrin is a party,
	(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Arrin Material Contracts, or any right or rights enjoyed by Arrin,

	(iii)	result in any alteration of Arrin’ obligations under any agreement to which Arrin is a party including, without limitation, the Arrin Material Contracts,

	(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Arrin Assets,

	(v)	result in the imposition of any tax liability to Arrin relating to the Arrin Assets, or

	(vi)	violate any court order or decree to which either Arrin is subject;

The Arrin Assets - Ownership and Condition

(bb)

Business Assets. The Arrin Assets comprise all of the property and assets of the Arrin Business, and no other person, firm or corporation owns any assets used by Arrin in operating the Arrin Business, whether under a lease, rental agreement or other arrangement;

(cc)		Title. Arrin is the legal and beneficial owner of the Arrin Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(dd)		No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Arrin Assets;

(ee)		Arrin Insurance Policies. Arrin maintains the public liability insurance and insurance against loss or damage to the Arrin Assets and the Arrin Business;

(ff)

No Default. There has not been any default in any material obligation of Arrin or any other party to be performed under any of the Arrin Material Contracts, each of which is in good standing and in full force and effect and unamended, and Arrin is not aware of any default in the obligations of any other party to any of the Arrin Material Contracts;

(gg)

No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Arrin. Arrin is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Arrin Assets - Arrin Equipment

(hh)	Arrin Equipment. The Arrin Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Arrin Assets - Arrin Goodwill and Other Assets

(ii)

Arrin Goodwill. Arrin does not carry on the Arrin Business under any other business or trade names. Arrin does not have any knowledge of any infringement by Arrin of any patent, trademarks, copyright or trade secret;

The Arrin Business

(jj)	Maintenance of Business. Since the date of the Arrin Financial Statements, Arrin has not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(kk)	Subsidiaries. Arrin does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

Arrin - Acquisition Shares

(ll)

Acquisition Shares. The Acquisition Shares when delivered to the Sportwall Shareholders pursuant to the Acquisition shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Arrin, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2          The representations and warranties of Arrin contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Sportwall or the Sportwall Shareholders, the representations and warranties of Arrin shall survive the Closing.

Indemnity

3.3          Arrin agrees to indemnify and save harmless Sportwall and the Sportwall Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Arrin to defend any such claim), resulting from the failure to disclose the existence of any material liability or the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Arrin to Sportwall or the Sportwall Shareholders hereunder.

ARTICLE 4
COVENANTS OF ARRIN

Covenants

4.1          Arrin covenants and agrees with Sportwall and the Sportwall Shareholders that it will:

(a)

Conduct of Business. Until the Closing, conduct the Arrin Business diligently and in the ordinary course consistent with the manner in which the Arrin Business generally has been operated up to the date of execution of this Agreement;

(b)

Preservation of Business. Until the Closing, use its best efforts to preserve the Arrin Business and the Arrin Assets and, without limitation, preserve for Sportwall Arrin’s and its subsidiaries’ relationships with any third party having business relations with them;

(c)

Access. Until the Closing, give Sportwall, the Sportwall Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Arrin, and furnish to Sportwall, the Sportwall Shareholders and their representatives all such information as they may reasonably request; and

(d)

Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Arrin Assets notwithstanding the change in control of Sportwall arising from the Acquisition.

Authorization

4.2          Arrin hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Arrin and its subsidiaries to release any and all information in their possession respecting Arrin and its subsidiaries to the Sportwall Shareholders. Arrin shall promptly execute and deliver to the Sportwall Shareholders any and all consents to the release of information and specific authorizations which the Sportwall Shareholders reasonably requires to gain access to any and all such information.

Survival

4.3          The covenants set forth in this Article shall survive the Closing for the benefit of Sportwall and the Sportwall Shareholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
THE SPORTWALL SHAREHOLDERS

Representations and Warranties

5.1          The Sportwall Shareholders hereby jointly and severally represent and warrant in all material respects to Arrin, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Sportwall - Company Status and Capacity

(a)

Formation. Sportwall is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware and in good standing with the office of the Secretary of State for the State of Delaware;

(b)

Carrying on Business. Sportwall carries on the Sportwall Business primarily in the State of California and carries on material business activity in other jurisdictions. The nature of the Sportwall Business does not require Sportwall to register or otherwise be qualified to carry on business in any jurisdiction;

(c)	Legal Capacity. Sportwall has the legal power, capacity and authority to own Sportwall Assets, to carry on the Business of Sportwall and to enter into and complete this Agreement;

Sportwall - Capitalization

(d)	Authorized Capital. The authorized capital of Sportwall consists of 90,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value;

(e)

Ownership of Sportwall Shares. The issued and outstanding shares of Sportwall common stock will on Closing consist of 16,120,403 shares of common stock, $0.001 par value, and 5,141,430 shares of Sportwall preferred stock, which convert to 5,414,997 shares of common stock (altogether being the Sportwall Shares). the Sportwall Shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Sportwall Shareholders will be at Closing the registered and beneficial owners of the 51% of the outstanding capital of Sportwall. The Sportwall Shares owned by the Sportwall Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)

Options, Warrants or Other Rights. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Sportwall Shares held by the Sportwall Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of Sportwall;

(g)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of Sportwall Shares contained in the charter documents of Sportwall or under any agreement;

Sportwall - Records and Financial Statements

(h)	Charter Documents. The charter documents of Sportwall have not been altered since its formation date, except as filed in the record books of Sportwall;

(i)

Minute Books. The minute books of Sportwall are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Sportwall which required director or shareholder approval are reflected on the corporate minute books of Sportwall. Sportwall is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

(j)	Sportwall Financial Statements. The Sportwall Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute,

contingent or otherwise) of Sportwall as of the date thereof, and the sales and earnings of the Sportwall Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(k)

Sportwall Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Sportwall which are not reflected in the Sportwall Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Sportwall Financial Statements, and Sportwall has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Sportwall as of March 31, 2009, June 30, 2008 and June 30, 2007 are described in the Sportwall Financial Statements;

(l)

Sportwall Accounts Receivable. All the Sportwall Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the Sportwall Shareholders, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Sportwall as of December 31, 2006, March 31, 2007 and June 30, 2006, are described in the Sportwall Financial Statements;

(m)

No Debt to Related Parties. Except as has otherwise been disclosed to Arrin, Sportwall is not and on Closing will not be, indebted to the Sportwall Shareholders nor to any family member thereof, nor to any affiliate, director or officer of Sportwall or the Sportwall Shareholders except accounts payable on account of bona fide business transactions of Sportwall incurred in normal course of Sportwall Business, including employment agreements with the Sportwall Shareholders, none of which are more than 30 days in arrears;

(n)

No Related Party Debt to Sportwall. No Sportwall Shareholder nor any director, officer or affiliate of Sportwall is now indebted to or under any financial obligation to Sportwall on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(o)		No Dividends. No dividends or other distributions on any shares in the capital of Sportwall have been made, declared or authorized since the date of the Sportwall Financial Statements;

(p)

No Payments. No payments of any kind have been made or authorized since the date of the Sportwall Financial Statements to or on behalf of the Sportwall Shareholders or to or on behalf of officers, directors, shareholders or employees of Sportwall or under any management agreements with Sportwall, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q)

No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Sportwall, except as set forth in the Sportwall Financial Statements;

(r)		No Adverse Events. Since March 31, 2009:

(i)

there has not been any material adverse change in the consolidated financial position or condition of Sportwall, its liabilities or the Sportwall Assets or any damage, loss or other change in circumstances materially affecting Sportwall, the Sportwall Business or the Sportwall Assets or Sportwall’s right to carry on the Sportwall Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Sportwall, the Sportwall Business or the Sportwall Assets,

(iii)

there has not been any material increase in the compensation payable or to become payable by Sportwall to the Sportwall Shareholders or to any of Sportwall’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Sportwall Business has been and continues to be carried on in the ordinary course,

(v)	Sportwall has not waived or surrendered any right of material value,

(vi)	Sportwall has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

Sportwall - Income Tax Matters

(s)

Tax Returns. All tax returns and reports of Sportwall required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Sportwall or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t)

Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Sportwall. Sportwall is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Sportwall - Applicable Laws and Legal Matters

(u)

Licenses. Sportwall holds all licenses and permits as may be requisite for carrying on the Sportwall Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Sportwall Business;

(v)

Applicable Laws. Sportwall has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the Sportwall Business, and, to the knowledge of the Sportwall Shareholders, Sportwall is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Sportwall Business;

(w)

Pending or Threatened Litigation. Except as has otherwise been disclosed to Arrin, there is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Sportwall, the Sportwall Business, or any of the Sportwall Assets, nor do the Sportwall Shareholders have any knowledge of any deliberate act or omission of Sportwall that would form any material basis for any such action or proceeding;

(x)

No Bankruptcy. Sportwall has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Sportwall and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Sportwall;

(y)

Labor Matters. Sportwall is not party to any collective agreement relating to the Sportwall Business with any labor union or other association of employees and no part of the Sportwall Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the Sportwall Shareholders, has made any attempt in that regard;

(z)

Finder’s Fees. Sportwall is not a party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(aa)

Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Sportwall;

(bb)		No Violation or Breach. The execution and performance of this Agreement will not
	(i)	violate the charter documents of Sportwall or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Sportwall is a party,

	(ii)	give any person any right to terminate or cancel any agreement including, without limitation, Sportwall Material Contracts, or any right or rights enjoyed by Sportwall,

	(iii)	result in any alteration of Sportwall’s obligations under any agreement to which Sportwall is a party including, without limitation, the Sportwall Material Contracts,

	(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Sportwall Assets,

	(v)	result in the imposition of any tax liability to Sportwall relating to Sportwall Assets or the Sportwall Shares, or

	(vi)	violate any court order or decree to which either Sportwall is subject;

Sportwall Assets - Ownership and Condition

(cc)

Business Assets. The Sportwall Assets, comprise all of the property and assets of the Sportwall Business, and neither the Sportwall Shareholders nor any other person, firm or corporation owns any assets used by Sportwall in operating the Sportwall Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “N” or “Q” hereto;

(dd)

Title. Sportwall is the legal and beneficial owner of the Sportwall Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “N” or “Q” hereto;

(ee)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Sportwall Assets;

(ff)

Sportwall Insurance Policies. Sportwall maintains the public liability insurance and insurance against loss or damage to the Sportwall Assets and the Sportwall Business as described in Schedule “P” hereto;

(gg)	Sportwall Material Contracts. The Sportwall Material Contracts listed in Schedule “R” constitute all of the material contracts of Sportwall;

(hh)

No Default. There has not been any default in any material obligation of Sportwall or any other party to be performed under any of Sportwall Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “R”), and Sportwall is not aware of any default in the obligations of any other party to any of the Sportwall Material Contracts;

(ii)

No Compensation on Termination. Except as has otherwise been disclosed to Arrin, there are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Sportwall. Sportwall is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Sportwall Assets - Sportwall Equipment

(jj)	Sportwall Equipment. The Sportwall Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Sportwall Assets - Sportwall Goodwill and Other Assets

(kk)

Sportwall Goodwill. Sportwall carries on the Sportwall Business only under the name “Sportwall International, Inc.” and variations thereof and under no other business or trade names. The Sportwall Shareholders do not have any knowledge of any infringement by Sportwall of any patent, trademark, copyright or trade secret;

The Business of Sportwall

(ll)	Maintenance of Business. Since the date of the Sportwall Financial Statements,

the Sportwall Business has been carried on in the ordinary course and Sportwall has not entered into any material agreement or commitment except in the ordinary course; and

(mm)

Subsidiaries. Sportwall does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and Sportwall does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2          The representations and warranties of Sportwall contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Arrin, the representations and warranties of Sportwall shall survive the Closing.

ARTICLE 6
COVENANTS OF SPORTWALL AND
THE SPORTWALL SHAREHOLDERS

Covenants

6.1          Sportwall and the Sportwall Shareholders covenant and agree with Arrin that they will:

(a)

Conduct of Business. Until the Closing, conduct the Sportwall Business diligently and in the ordinary course consistent with the manner in which the Sportwall Business generally has been operated up to the date of execution of this Agreement;

(b)

Preservation of Business. Until the Closing, use their best efforts to preserve the Sportwall Business and the Sportwall Assets and, without limitation, preserve for Arrin Sportwall’s relationships with their suppliers, customers and others having business relations with them;

(c)

Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Sportwall Assets, including the Sportwall Material Contracts, notwithstanding the change in control of Sportwall arising from the Acquisition;

Authorization

6.2          Sportwall hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Sportwall to release any and all information in their possession respecting Sportwall to Arrin. Sportwall shall promptly execute and deliver to Arrin any and all consents to the release of information and specific authorizations which Arrin reasonably require to gain access to any and all such information.

Survival

6.3          The covenants set forth in this Article shall survive the Closing for the benefit of Arrin.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Arrin

7.1          Arrin’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Arrin hereunder will have been so executed and delivered;

(b)

all of the terms, covenants and conditions of this Agreement to be complied with or performed by Sportwall or the Sportwall Shareholders at or prior to the Closing will have been complied with or performed;

(c)

title to the Sportwall Shares held by the Sportwall Shareholders and to the Sportwall Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the Sportwall Shares shall be duly transferred to Arrin;

(d)	subject to Article 8 hereof, there will not have occurred

(i)

any material adverse change in the financial position or condition of Sportwall, its liabilities or the Sportwall Assets or any damage, loss or other change in circumstances materially and adversely affecting Sportwall, the Sportwall Business or the Sportwall Assets or Sportwall’s right to carry on the Sportwall Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)

any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Sportwall or the Sportwall Business (whether or not covered by insurance) materially and adversely affecting Sportwall, the Sportwall Business or the Sportwall Assets;

(e)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(f)	the transactions contemplated hereby shall have been approved by the Board of Directors and shareholders of Sportwall;

(g)

on or prior to the Closing Date, Sportwall and/or the Sportwall Shareholders shall have acquired all of the ordinary shares held by Sportwall Shareholders that are not participating in this Agreement so that Arrin shall acquire 51% of the presently issued and outstanding Sportwall Shares; and

(h)	on or prior to the Closing Date, Sportwall shall have delivered the Sportwall Financial Statements.

Waiver by Arrin

7.2          The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Arrin and any such condition may be waived in whole or in part by Arrin at or prior to the Closing by delivering to Sportwall a written waiver to that effect signed by Arrin. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Arrin shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of Sportwall and the Sportwall Shareholders

7.3          The obligations of Sportwall and the Sportwall Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Sportwall hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Arrin at or prior to the Closing will have been complied with or performed;

(c)

Arrin will have delivered the Acquisition Shares to be issued pursuant to the terms of the Acquisition to Sportwall at the Closing and the Acquisition Shares will be registered on the books of Arrin in the name of the holder of Sportwall Shares at the time of Closing;

(d)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e)	subject to Article 8 hereof, there will not have occurred(i)

(i)

any material adverse change in the financial position or condition of Arrin, its subsidiaries, their liabilities or the Arrin Assets or any damage, loss or other change in circumstances materially and adversely affecting Arrin, the Arrin Business or the Arrin Assets or Arrin’ right to carry on the Arrin Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)

any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Arrin or the Arrin Business (whether or not covered by insurance) materially and adversely affecting Arrin, its subsidiaries, the Arrin Business or the Arrin Assets;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(g)	the transactions contemplated hereby shall have been approved by the Board of Directors of Arrin;

(i)	each of the directors and officers of Arrin shall have resigned as directors and/or officers of Arrin;

(j)

Catherine Lamberti shall have been appointed as the Chairman of the Board of the Board of Directors of Arrin and Janet Caminite, Diego Jacobson and Ursula Lamberti shall be appointed as members of the Board of Directors.

Waiver by Sportwall and the Sportwall Shareholders

7.4          The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Sportwall and the Sportwall Shareholders and any such condition may be waived in whole or in part by Sportwall or the Sportwall Shareholders at or prior to the Closing by delivering to Arrin a written waiver to that effect signed by Sportwall and the Sportwall Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Sportwall and the Sportwall Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5          The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $10.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6          Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before September 30, 2007 (the “Termination Date”), this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7          Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Sportwall and Arrin and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Arrin will be required to issue a news release regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Acquisition contemplated hereby together with such other documents as are required to maintain the currency of Arrin’s filings with the Securities and Exchange Commission.

ARTICLE 8
RISK

Material Change in the Business of Sportwall

8.1          If any material loss or damage to the Sportwall Business occurs prior to Closing and such loss or damage, in Arrin’s reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Arrin shall, within two (2) days following any such loss or damage, by notice in writing to Sportwall, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)

elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Arrin’ obligations to carry out the transactions contemplated hereby, be vested in Sportwall or otherwise adequately secured to the satisfaction of Arrin on or before the Closing Date.

Material Change in the Arrin Business

8.2          If any material loss or damage to the Arrin Business occurs prior to Closing and such loss or damage, in Sportwall’s reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Sportwall shall, within two (2) days following any such loss or damage, by notice in writing to Arrin, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)

elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Sportwall’s obligations to carry out the transactions contemplated hereby, be vested in Arrin or otherwise adequately secured to the satisfaction of Sportwall on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1          The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing on Closing Date in accordance with the closing procedure set out in this Article.

Documents to be Delivered by Sportwall

9.2          On or before the Closing, Sportwall and the Sportwall Shareholders will deliver or cause to be delivered to Arrin:

(a)

copies of the charter documents of Sportwall, including amendments thereto, and all corporate records, documents and instruments of Sportwall, the corporate seal of Sportwall and all books and records of Sportwall;

(b)	certified copies of such resolutions and minutes of the shareholders and directors of Sportwall as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	an acknowledgement from Sportwall and the Sportwall Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(d)

the certificates or other evidence of ownership of the Sportwall Shares, together with such other documents or instruments required to effect transfer of ownership of the Sportwall Shares to Arrin; and

(e)	such other documents as Arrin may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Arrin

9.3	On or before the Closing, Arrin shall deliver or cause to be delivered to Sportwall and the Sportwall Shareholders:

	(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of Sportwall Common Stock;

	(b)	certified copies of such resolutions of the directors of Arrin as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)

a certified copy of a resolution of the directors of Arrin dated as of the Closing Date appointing the nominees of Sportwall as officers of Sportwall and appointing the nominee of the Sportwall Shareholders to the board of directors of Arrin;

	(d)	resignations of all of the officers and directors of Arrin as of the Closing Date;

	(e)	an acknowledgement from Arrin of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

	(f)	certificate or incorporation and good standing certificate of Arrin; and

	(g)	such other documents as Sportwall may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

          Forthwith after the Closing, Arrin, Sportwall and the Sportwall Shareholders, as the case may be, agree to use all their best efforts to:

(a)	change the name of Arrin to “Xertech Inc.” or such other name as determined by the Board of Directors of Arrin.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1          The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York.

Notice

11.2          Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3	The address for service of notice of each of the parties hereto is as follows:

	(a)	Arrin:

Daniel C. Masters, Esq.
P.O. Box 66, La Jolla, CA 92037

	(b)	Sportwall or the Sportwall Shareholders:

Sportwall International, Inc.
1956 Palma Drive, Suite J
Ventura, CA 93003

Change of Address

11.4          Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5          Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6          Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7          The provisions contained herein constitute the entire agreement among Sportwall, the Sportwall Shareholders and Arrin respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Sportwall, the Sportwall Shareholders and Arrin with respect to the subject matter hereof.

Enurement

11.8          This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9          This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10          This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11          This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in New York, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law. All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

          IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

ARRIN BACKGROUND, INC.

By:	/s/ Harold Hartley

Name: Harold Hartley
Title: President

SPORTWALL INTERNATIONAL, INC.

By:	/s/ Catherine Lamberti

Name: Catherine Lamberti
Title: Chief Executive Officer

SHAREHOLDERS OF SPORTWALL INTERNATIONAL, INC.

/s/	Catherine Lamberti	/s/	Diego Jacobson

Name:Catherine Lamberti		Name: Diego Jacobson
Number of Shares: 5,939,272		Number of Shares:1,320,260

/s/	Michael Hayes	/s/	Diego Jacobson

Name:Michael Hayes		Name: DJ Mfg Inc. by D. Jacobson
Number of Shares: 598,742		Number of Shares:133,333

/s/	Ursula Lamberti	/s/	Paul Gaudreau

Name: Ursula Lamberti		Name: Gaudreau Family Trust by
Number of Shares: 432,175		Number of Shares:612,924

/s/	Jack Reed	/s/	Rachel Jayne

Name: Jack Reed		Name:Rachel Jayne
Number of Shares: 201,278		Number of Shares:100,085

/s/	Fauke Wittmer-Grant	/s/	Mady Widyasurya

Name: Fauke Wittmer-Grant		Name: Mady Widyasurya
Number of Shares: 306,177		Number of Shares:130,000

/s/	Timothy Osbaldeston	/s/	Michael Tucker

Name: Timothy Osbaldeston		Name: Michael Tucker
Number of Shares: 287,250		Number of Shares:300,000

/s/	Skip Pierce	/s/	Janet Caminite

Name: Skip Pierce		Name: Janet Caminite
Number of Shares: 72,964		Number of Shares:74,000

/s/	Alejandro Bacciani

Name: Alejandro Bacciani
Number of Shares: 605,712